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EXHIBIT 99.1

                            [SPATIALIZER LETTERHEAD]

FOR RELEASE 6:30 AM MARCH 18, 2004:

    SPATIALIZER AUDIO LABORATORIES INC. REPORTS FISCAL 2003 OPERATING RESULTS

      Fiscal 2003 Marked by Transition of Licensee Base to New Markets and
                           Streamlining of Operations

      Overhead Rationalization Targets Break-Even at Q4 2003 Revenue Level

SAN JOSE, CA, March 17, 2004 -- Spatializer Audio Laboratories Inc. (OTC BB:
SPAZ) today reported revenues for the twelve months ended December 31, 2003 of $1,269,000, compared to $1,856,000 in the prior year. Net loss for the year ended December 31, 2003 was ($495,000), or ($0.01) per share, compared to net income of $18,000, or $0.00 per share in the prior year.

Revenues for the fourth quarter ended December 31, 2003 were $345,000, compared to $464,000 in the prior year. Spatializer reported a net loss of ($102,000), ($0.00) per share, for the three months ended December 31, 2003, compared to net loss of ($17,000), ($0.00) per share, in the prior year.

Spatializer working capital at December 31, 2003 was $793,000 compared with working capital of $1,125,000 at December 31, 2002. At December 31, 2003, Spatializer had $590,000 in cash and cash equivalents, compared to $859,000 at December 31, 2002.

The decrease in revenues is attributed primarily to the loss or reduction at three key accounts which generated in excess of 20% of total revenue each, partially offset by revenue from a new account. The first lost account was in the PC market, where the customer completed its migration to a new operating system in which it chose not to include any software audio enhancements. The other two accounts were in the DVD player market, where a lower cost solution, or no solutions were selected for low cost, high volume DVD players.

"Fiscal 2003 was a transition year for us," explained Henry R. Mandell, Chairman and CEO of Spatializer Audio Laboratories, Inc. "In 2003, we experienced declining revenues from three major customers, primarily from the curtailment or cessation of use of our products by these customers. Two of these cases were in the DVD player market, where we have been historically strong. During 2003, the DVD player market became largely commoditized, resulting in intense pricing pressure and a steep decline in price and margins. Manufacturers were forced to strip out features, such as those offered by our company, in order to compete. One of these accounts switched to outside sourcing and we were able to expand our relationship with their supplier to recapture most of that revenue. However, a major new design win we were projecting for the DVD market was cancelled due to these cost constraints. Lastly, another PC account migrated completely in 2003 to a new operating system and chose not to include any audio software enhancements."

"To lessen competitive pressures on us, we laid the ground work in 2003 to transition the Company into other growing markets where we believe our value proposition is both resonant and adoption of our technologies more feasible," continued Mr. Mandell. "We developed our new Spatializer ((environ))(TM) technology to serve the cellular


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telephone market, which culminated in our first design win in that market with
Sanyo for the Vodafone system. We also developed Spatializer Audio Alchemy(TM), a new class of noise reduction technology to address the needs of the digital camcorder, digital camera and DVD authoring markets. We rolled out the new Spatializer Ultra HD(TM) class of whole product solutions to penetrate the digital mobile audio, DVD-R, digital television and PC markets. More importantly, we are awaiting the announcement of new design wins in these markets as documentation is finalized and the related licensee product nears launch."

Mandell concluded, "Such a transition as we have undertaken is not easily accomplished, yet we are beginning to see positive results. To help ensure further positive results and to reduce the financial disruption such a transition entails, we completed a streamlining of our operations in the fourth quarter of 2003 that we expect to result in a 25% reduction in our cost of doing business. This streamlining included a comprehensive overhaul of our domestic and international sales organization and the relocation of our corporate office to lower cost facilities. On a going forward basis, our operating costs have been restructured to deliver a lower break-even level, such that we currently believe profitable operations can be achieved at slightly below Q4 2003 revenue levels. The result of these initiatives is greater bottom line leverage as we look to successfully complete the transition to and further penetrate these more attractive markets. "

ABOUT SPATIALIZER

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, Samsung and Sharp, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company's web site, www.spatializer.com, Spatializer's SEC filings, and by contacting the company's Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this background news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management's belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company's financial goals will be realized. Numerous uncertainties and risk factors may affect the company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

NOTE: Desper Products Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories Inc. Spatializer(R) is a registered trademark and Spatializer ((environ))(TM), Spatializer Audio Alchemy(TM) and Spatializer UltraMobile HD(TM) are trademarks of Desper Products Inc. All other trademarks are the property of their respective owners.


Copyright (C) 2004 Spatializer Audio Laboratories, Inc.


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                                     -more-

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                    DECEMBER 31,     DECEMBER 31,
                                                                                        2003             2002
                                                                                    ------------      ------------
Current Assets:
  Cash and Cash Equivalents ...................................................     $    589,797      $    858,725
  Accounts Receivable .........................................................          345,411           499,023
  Prepaid Expenses and Other Current Assets ...................................           35,430            82,920
                                                                                    ------------      ------------
    Total Current Assets ......................................................          970,638         1,440,668
Property and Equipment, Net ...................................................           42,022            70,842
Intangible Assets, Net ........................................................          192,485           225,859
Other Assets ..................................................................               --             8,471
                                                                                    ------------      ------------
                                                                                    $  1,205,145      $  1,745,840
                                                                                    ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes Payable to Related Party, Short Term ..................................           37,500           112,500
  Accounts Payable ............................................................           21,466            39,027
  Accrued Wages and Benefits ..................................................           36,973           108,771
  Accrued Professional Fees ...................................................           20,000                --
  Accrued Commissions .........................................................           33,856                --
  Accrued Expenses ............................................................           28,197            55,682
                                                                                    ------------      ------------
    Total Current Liabilities .................................................          177,992           315,980
Notes Payable to Related Party, Long Term                                                 70,746                --

Commitments and Contingencies
Series B-1 Redeemable Convertible Preferred Shares, $0.01 par value:
  1,000,000 shares authorized; 102,762 shares issued and outstanding at
  December 31, 2003 (liquidation preference of $1,027,620) ....................            1,028             1,028
Stockholders' Equity (Deficit):
     10% Series B Convertible Preferred Shares $0.01 par value 1,000,000 shares authorized; 87,967 converted to Series B-1

     Common shares, $0.01 par value; 65,000,000 shares authorized; 47,015,865 and 47,406,939 shares issued and outstanding at December 31, 2003 and
      2002, respectively ......................................................          470,159           474,070
     Additional Paid-In Capital ...............................................       46,428,615        46,402,704

     Accumulated Deficit ......................................................      (45,943,395)      (45,447,942)
                                                                                    ------------      ------------
        Total Shareholders' Equity ............................................          955,379         1,428,832
                                                                                    ------------      ------------
                                                                                    $  1,205,145      $  1,745,840
                                                                                    ============      ============

           See accompanying notes to consolidated financial statements


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                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------
                                                       2003              2002              2001
                                                   ------------      ------------      ------------
Revenues:
  Product Revenues, Net
  Licensing Revenues
  Royalty Revenues ...........................     $  1,269,286      $  1,855,934      $  1,603,782
                                                   ------------      ------------      ------------
                                                      1,269,286         1,855,934         1,603,782
    Cost of Revenues .........................          122,417           130,516            96,783
                                                   ------------      ------------      ------------
                                                      1,146,869         1,725,418         1,506,999
                                                   ------------      ------------      ------------
Operating Expenses:
  General and Administrative .................          811,024           765,637           707,115
  Research and Development ...................          458,940           432,826           639,223
  Sales and Marketing ........................          360,692           512,727           476,432
                                                   ------------      ------------      ------------
                                                      1,630,656         1,711,190         1,822,770
                                                   ------------      ------------      ------------
    Operating Income (Loss) ..................         (483,787)           14,228          (315,771)
                                                   ------------      ------------      ------------
Interest Income ..............................            7,201            12,432            41,358
Interest Expense .............................          (13,447)          (14,493)          (11,250)
Other Income (Expense), Net ..................                0                25            42,691
                                                   ------------      ------------      ------------
                                                         (6,246)           (2,036)           72,799
                                                   ------------      ------------      ------------
    Income (Loss) Before Income Taxes ........         (490,033)           12,192          (242,972)
    Income Taxes .............................           (5,420)           (6,100)            2,865
                                                   ------------      ------------      ------------
    Net Income (Loss) ........................     $   (495,453)     $     18,292      $   (240,107)
                                                   ============      ============      ============
    Basic and Diluted Income (Loss) per Share:     $       (.01)     $        .00      $       (.01)
                                                   ============      ============      ============
     Weighted-Average Shares Outstanding .....       47,309,171        47,406,939        47,247,455
                                                   ============      ============      ============

           See accompanying notes to consolidated financial statements


                                      #####